FORM OF
                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT




      This is an Amendment to the Investment Advisory Agreement made and entered into between INVESCO Funds group, Inc. (the "Adviser"), a Delaware corporation, and INVESCO Advantage Series Funds, Inc., a Maryland Corporation (the "Company") as of the 23rd day of August, 2000 (the "Agreement").

      WHEREAS, effective as of November 8th, 2000, the Company has changed its name to "INVESCO Counselor Series Funds, Inc.:" and

      WHEREAS, the Company and the Adviser are affiliated companies;

      NOW THEREFORE, the name of the Company is "INVESCO Counselor Series Funds, Inc.,"

      All of the other provisions contained in the Agreement shall remain in full force and effect.

             IN WITNESS THEREOF, the Adviser and the Company each has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, on the date first above written.

                               COMPANY

ATTEST:

                               By:
                                  Mark H. Williamson
                                  President & Chairman of the Board of Directors
Glen A. Payne
Secretary

                               ADVISER

ATTEST:

                               By:
                                  Mark H. Williamson
                                  President & Chief Executive Officer
Glen A. Payne
Secretary